Exhibit 99.1

NEWS RELEASE

For Immediate Release:

May 13, 2019

Maxar Technologies Adopts Tax Benefit Preservation Plan for Net Operating Losses

WESTMINSTER, Colo. – Maxar Technologies Inc. (NYSE: MAXR) (TSX: MAXR) announced today that its Board of Directors has adopted a tax benefit preservation plan to help preserve the value of its net operating losses and other tax attributes. As of December 31, 2018, Maxar had estimated its cumulative U.S. federal net operating loss carryforwards and federal R&D tax credit carryforwards to be approximately $890 million and $77 million, respectively, which can be utilized in certain circumstances to reduce future U.S. corporate income tax liabilities.

The tax benefit preservation plan was adopted to protect an important Maxar asset that may have meaningful value to all Maxar stockholders. These tax benefits can include the offset of tax liability arising from future taxable earnings or gains.  The value of these tax benefits would be substantially limited if Maxar were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change would occur if stockholders that own (or are deemed to own) at least five percent or more of the outstanding Maxar common stock increased their cumulative ownership in Maxar by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The tax benefit preservation plan reduces the likelihood that changes in the Maxar investor base would limit future use of its tax benefits, which would significantly impair the value of the benefits to all stockholders. Maxar believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

The Board of Directors adopted the tax benefit preservation plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change and the risk of an ownership change occurring.

As part of the plan, the Maxar Board of Directors declared a dividend of one preferred stock purchase right, which are referred to as “rights,” for each outstanding share of Maxar common stock.  The dividend will be payable to holders of record as of the close of business on May 28, 2019. Any shares of Maxar common stock issued after the record date will be issued together with the rights.

The rights will be exercisable if a person or group, without the approval of the Maxar Board, acquires, or obtains the right to acquire, beneficial ownership of 4.9 percent or more of Maxar common stock. The rights also will be exercisable if a person or group that already beneficially owns 4.9 percent or more of the Maxar common stock, without Board approval, acquires additional shares (other than as a result of a dividend or a stock split). Existing Maxar stockholders that, as of May 13, 2019 beneficially own in excess of 4.9 percent of the common stock will be “grandfathered in” at their current ownership level.  If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase Maxar common stock at a 50 percent discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

Beneficial ownership of shares is calculated under the plan in accordance with the applicable rules of Section 382 of the Internal Revenue Code. The calculations are complex, and stockholders should contact Maxar if they have any questions regarding their ownership.

The Board of Directors has established procedures by which it will consider requests by stockholders to exempt certain acquisitions of Maxar common stock from the plan if the Board determines that doing so would not limit or impair the availability of the tax benefits or is otherwise in the best interests of Maxar.

The Company anticipates holding a special meeting of the stockholders to approve the plan. The rights will expire on November 13, 2019, unless Maxar stockholders approve the plan prior to that date, in which case the rights will expire on October 5, 2020, three years from the date a significant number of Maxar shares were issued in the DigitalGlobe acquisition. The rights may also expire on an earlier date upon the occurrence of certain events, including a determination by the Board that the plan is no longer needed to preserve the tax benefits because of legislative changes or if the Board determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits. Once the tax attributes have been fully used, the Board of Directors intends to terminate the plan. The rights may also be redeemed, exchanged or terminated prior to their expiration.

The distribution of the rights is not taxable to stockholders. The rights will initially trade together with Maxar common stock and the Maxar Board may terminate the plan or redeem the rights prior to the time the rights are triggered. Further details about the plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission and Canadian securities regulators by Maxar.

The tax benefit preservation plan is subject to the approval of the Toronto Stock Exchange.

Please refer to the investor section of the company’s website, http://investor.maxar.com/investor-resources/faqs/default.aspx, for more information and answers to frequently asked questions.

About Maxar Technologies

As a global leader of advanced space technology solutions, Maxar is at the nexus of the new space economy, developing and sustaining the infrastructure and delivering the information, services and systems that unlock the promise of space for commercial and government markets. The operations of DigitalGlobe, SSL and Radiant Solutions were unified under the Maxar brand in February; MDA continues to operate as an independent business unit within the Maxar organization. As a trusted partner with 5,900 employees in over 30 global locations, Maxar provides vertically integrated capabilities and expertise including satellites, Earth imagery, robotics, geospatial data and analytics to help customers anticipate and address their most complex mission-critical challenges with confidence. Every day, billions of people rely on Maxar to communicate, share information and data, and deliver insights that Build a Better World. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward Looking Statements

Certain statements and other information included in this release constitute "forward-looking information" or "forward-looking statements" (collectively, "forward-looking statements") under applicable securities laws. Statements including words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate" or "expect" and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this presentation.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this presentation. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company's continuous disclosure materials filed from time to time with U.S. securities and Canadian regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company's SEDAR profile at www.sedar.com or on the Company's website at www.maxar.com.

The forward-looking statements contained in this release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this presentation or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this presentation as a result of new information or future events, except as may be required under applicable securities legislation.

Investor Relations Contact:

Jason Gursky

Maxar VP Investor Relations

1-303-684-2207

jason.gursky@maxar.com

Media Contact:

Turner Brinton

Maxar Media Relations

1-303-684-4545

turner.brinton@maxar.com